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                                                                   EXHIBIT 3.1.1


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             JACO ELECTRONICS, INC.

                              Under Section 805 of
                          the Business Corporation Law
                            of the State of New York

                       ---------------------------------

        The undersigned, for purposes of amending the Certificate of Incorporation of Jaco Electronics, Inc., a corporation organized under the Business Corporation Law of the State of New York, does hereby certify that:

        1.  The name of the corporation is:

            JACO ELECTRONICS, INC.

        2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of New York was July 7, 1961. The date of filing of its Restated Certificate of Incorporation with the Secretary of the State of New York was December 3, 1987.

        3. Article FIFTH of the Certificate of Incorporation is hereby amended to increase the aggregate number of shares of common stock which the corporation shall authority to issue from 5,000,000 to 10,000,000, and substituted in its entirety so that it shall now read:

        "FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is 10,100,000 shares, of which 10,000,000 shares shall be common shares, ten cents ($.10) par value, and 100,000 of which shall be preferred shares, Ten Dollars ($10.00) par value, which may be issued in series, and shall have such relative rights, preferences and limitations as the Board of Directors shall determine upon issuance of such preferred shares."

        4. The Amendment made hereby has been authorized by Resolution of the Corporation's Board of Directors at a meeting held on September 29, 1995. The Amendment made hereby has been


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duly approved and adopted by the shareholders at an annual meeting on December
11, 1995.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be duly adopted in accordance with Section 803 of the Business Corporation Law of the State of New York, and has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by its President this 27th day of December, 1995.

                                             JACO ELECTRONICS, INC.


                                             By: /s/ Jeffrey D. Gash
                                                 -------------------------------
                                             Its: Jeffrey D. Gash/Vice President


                                             By: /s/ Joel Girsky
                                                 -------------------------------
                                             Its: Joel Girsky, CEO/President




                                  VERIFICATION

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF SUFFOLK    )

        I, Adelaide Rodler, a notary public do hereby certify that on the 4 day of Jan., 1996, Jeffrey D. Gash and Joel Girsky personally appeared before me and being first duly sworn by me acknowledged that each signed as his free act and deed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true to their best knowledge and belief.

        IN WITNESS WHEREOF, I hereunto set my hand and seal the day and year above written.

                                                /s/ Adelaide Rodler
                                                -------------------
                                                   Notary Public

Notarial Seal
My commission expires: 5/31/96                                           [SEAL]



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